090103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20150270996-71
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/15/2015 12:30 PM
	Entity Number E0574982007-0

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

CaerVision Global, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Effective immediately the following individuals have resigned:
Erwin Vahlsing Jr.
Thomas J Craft Jr.
Frederick J. Puccillo Jr.
William Sanchez assumes all positions
The name of the new company is Telco Cuba Inc. and the current address is 20533 Biscayne Blvd. Aventura, FL. 33180

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date and time of filing: (optional) Date: 6/15/2015 Time: 1:28PM

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________
Authorized Signature

X ______________________
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

TELCO CUBA INC.

Nevada Business Identification # NV20071108262

Expiration Date: August 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 16, 2015

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases.
Failure to do so will result in late fees or penalties which by law cannot be waived.